FOR IMMEDIATE RELEASE

CARL ICAHN RESPONDS TO STATEMENTS BY OSHKOSH

New York, New York, November 30, 2012 – Carl Icahn today issued the following response to statements by Oshkosh Corporation (NYSE: OSK) regarding Mr. Icahn’s any and all tender offer for Oshkosh shares at $32.50 per share in cash.  The tender offer expires at 12:00 midnight, New York City time, on December 3, 2012.

While we have been cynical regarding the decision making processes of the Oshkosh board of directors, their recent statements and actions even surprise us. The board continues to insist that our tender offer is conditional, however, the conditionality of this tender offer is not tied to financing or due diligence, and is in large part to overcome obstacles which this board has either instituted themselves or failed to remove.  Conditionality in this tender offer is not materially different than that contained in our tender offer for CVR Energy through which we purchased approximately 80% of the outstanding CVR shares.

Additionally, this board has referred to our tender offer as opportunistic and inadequate. However, in our opinion, it is this board, not us, who is acting in an opportunistic and inadequate manner.  This board refused to allocate any meaningful capital to repurchase shares during fiscal 2012 when the stock traded at an average price of $22.34 per share. Yet AFTER we tendered for the company, and the shares traded up over $30.00 per share, the company then determined repurchasing shares might be a good idea. We strongly believe that the board’s new found capital allocation strategy is disingenuous, with its sole purpose being to try to defeat our tender offer. It remains a mystery to us why the board believes that shareholders, who, in our opinion, have been subjected to this company’s irresponsible and unsuccessful attempts to allocate capital and generate shareholder returns over the past five years, would be convinced that this 11th hour attempt to redeem their tarnished track record would convince anyone.

It is time for all shareholders to send the message to this board and management team that it is time for a capital allocation and business strategy which is driven by a desire to create shareholder value rather than one that in our opinion is clearly driven by a desire to preserve the status quo and the employment of failed executives and directors.

NOTICE TO INVESTORS
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SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, WILLIAM A. LEIDESDORF, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, A.B. KRONGARD, KEITH COZZA, SUNGHWAN CHO, HUNTER GARY, ICAHN VEHICLES SUB LLC, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF OSHKOSH CORPORATION FOR USE AT ITS 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF OSHKOSH CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY MR. ICAHN AND CERTAIN OF HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 2012.

THIS FILING IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES.  THE OFFER TO BUY SHARES OF OSHKOSH CORPORATION (THE "COMPANY") COMMON STOCK WAS MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT IEP VEHICLES SUB LLC, ("OFFEROR"), AN INDIRECTLY WHOLLY OWNED SUBSIDIARY OF ICAHN ENTERPRISES HOLDINGS LP, AS CO-BIDDER, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON OCTOBER 17, 2012.  ON OCTOBER 17, 2012, THE OFFEROR AND CO-BIDDER ALSO FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC RELATING TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) CONTAIN, AND THE SOLICITATION/RECOMMENDATION STATEMENT FILED BY THE COMPANY WITH THE SEC ON OCTOBER 26, 2012, CONTAINS, IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. THE TENDER OFFER MATERIALS WERE SENT FREE OF CHARGE TO ALL STOCKHOLDERS OF THE COMPANY ON OR ABOUT OCTOBER 17, 2012. ALL OF THESE MATERIALS (AND ALL OTHER MATERIALS FILED BY THE OFFEROR OR THE COMPANY WITH THE SEC) ARE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.  INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE DOCUMENTS FILED WITH THE SEC BY DIRECTING A REQUEST TO D.F. KING & CO., INC. BY MAIL TO 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005, OR BY CALLING TOLL-FREE (800) 347-4750 OR (212) 269-5550.

Contact: Susan Gordon (212) 702-4309